UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2010

REVOLUTIONS MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-28629	73-1526138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

670 Marina Drive, 3rd Floor Charleston, SC 29492
(Address of principal executive offices)

(843) 971-4848
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2010, Revolutions Medical Corporation, a Nevada corporation (the “Company”), entered into a manufacturing agreement (the “Agreement”) with Medical Investment Group, LLC, a Massachusetts limited liability corporation (“MIG”).  Pursuant to the terms of the Agreement, for a period of five years, MIG shall manufacture and deliver 5,000,000 RevVac 3ml safety syringes (the “Syringes”) per month for the benefit of the Company.  As further consideration for entering into the Agreement, the Company promises to deliver: (i) 40,000 shares of the Company’s common stock, par value $0.001 per share, to MIG; (ii) $600,000 to MIG, such payment subject to the outlined schedule in Section 2 of the Agreement; and (iii) up to 1,000,000 shares or warrants to purchase shares of the Company’s common stock, to MIG, subject to the execution of a final logistics agreement by and between MIG and the Company.

The above description of the Agreement does not purport to be complete and is qualified in its entity by reference to such Agreement, which the Company has filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Manufacturing Agreement, by and between Revolutions Medical Corporation and Medical Investment Group, LLC, dated September 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTIONS MEDICAL CORPORATION

September 9, 2010	By:	/s/ Rondald L. Wheet
Name: Rondald L. Wheet
Title: Chief Executive Officer